GEEMT 06-1 (GE Equipment Midticket LLC, 06-1)
JtLeads: MS/ML, CoMgrs: BoA, ABN, JPM, Williams

----------------------------------------------------------------------------------------------------------------------------------
Class     Size             M/S/F      WAL        Window   Legal Final        Bench      Spread        Yield/Coupon          Price
----------------------------------------------------------------------------------------------------------------------------------

A1     218.000      P-1/A-1+/F1+     0.30           1-7      12/17/07      5.34138          -4             5.30138            100
----------------------------------------------------------------------------------------------------------------------------------
A2     190.500       Aaa/AAA/AAA     0.90          7-14      05/15/09        5.152          +1           5.162/5.1       99.99352
----------------------------------------------------------------------------------------------------------------------------------
A3     318.000       Aaa/AAA/AAA     1.80         14-29      10/15/10         5.35          +1                                100
----------------------------------------------------------------------------------------------------------------------------------
A4     268.789       Aaa/AAA/AAA     3.25         29-48      10/15/12         5.35          +3                                100
----------------------------------------------------------------------------------------------------------------------------------
B       34.248            A1/A/A     4.00         48-48       9/15/17         5.35         +15                                100
----------------------------------------------------------------------------------------------------------------------------------
C       24.236      Baa3/BBB/BBB     4.00         48-48       9/15/17         5.35         +32                                100
----------------------------------------------------------------------------------------------------------------------------------

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.
Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.